Exhibit 99.7

Revolver Draw Reconciliation
($ in Millions)
Q2 ‘17 Ending Balance $20 Change in Working Capital(1) 11 AR Securitization Payoff 11 Change in Cash Overdraft 10 Other 3
July 2017 Ending Balance $55
1. Comprised of $2.2M increase in AR, $3.3M increase in Inventories and $6.1M decrease in AP/Other Accrued Liabilities.
1